SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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                                                         Rule 14a-6(e)(2))
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                                Raytheon Company
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                  (Name of Registrant as Specified In Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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On February 1, 2001, Raytheon Company issued the following press release:



RAYTHEON ANNOUNCES PLAN TO COMBINE ITS CLASS A AND CLASS B SHARES INTO A NEW, SINGLE CLASS OF COMMON STOCK

    LEXINGTON, Mass., Feb. 1 -- Raytheon Company (NYSE: RTNA, RTNB) today announced that it has received a ruling from the Internal Revenue Service that allows the company to eliminate its dual class capital structure. Subject to shareholder approval, the company plans to convert each outstanding share of its Class A and Class B common stock into one share of a new, single class of common stock.

    The current dual class structure was established to allow the 1997 merger of Raytheon and the defense business of Hughes Electronics Corporation to be tax free to General Motors Corp. and its shareholders. Consolidating the two classes of stock will eliminate the trading disparities between the Class A and Class B shares and eliminate any confusion from having two publicly traded classes of common stock. The company also believes that the consolidation should increase the overall liquidity of Raytheon's common stock.

    Currently, Class A shareholders have 80.1 percent of the votes for the election or removal of directors and Class B shareholders have the remaining
19.9 percent. On all other matters, Class A and Class B shareholders have equal voting rights and each class votes separately.

    The proposed consolidation has been approved by Raytheon's board of directors and is subject to approval by a majority vote of the outstanding Class A and Class B shares, with each class voting separately. The company intends to put this proposal before shareholders at the company's 2001 annual meeting to be held in late April. A complete description of the proposal will be included in the company's 2001 proxy statement and shareholders are encouraged to read the proxy statement before making any decision with respect to the proposal.

    With headquarters in Lexington, Mass., Raytheon Company is a global technology leader in defense, government and commercial electronics, and business and special mission aircraft.

    Note: Raytheon will file its proxy statement with the Securities and Exchange Commission. The company urges its shareholders to read the proxy statement, which is expected to be distributed in late March, because it will contain important information regarding the proposal. A free copy of the proxy statement (when it is available) and other documents filed by Raytheon with the Commission (including documents incorporated by reference with the proxy statement) can be obtained at the Commission's website at http://www.sec.gov. Raytheon shareholders may also obtain a free copy of the proxy statement (when it is available) and these other documents by directing requests to Raytheon Company, Attention: Shareholder Services.

Forward-looking statement

   Certain statements made in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the company's future plans, objectives, and expected performance. Specifically, statements that are not historical facts, including statements accompanied by words such as "believe," "expect," "estimate," "intend," or "plan" are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. The


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company cautions readers that any such forward-looking statements are based on assumptions that the company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially. Important factors that could cause actual results to differ include, but are not limited to: risks associated with implementing the consolidation; risks that the shareholders of the company may not approve and/or the company may not implement the consolidation; and risks associated with the company's inability to predict the effect of the proposal or its enactment on the prices of either its Class A shares or its Class B shares or the new common stock to be issued.